SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934





Date of Report (Date of earliest event reported)   October 8,2001


            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)


  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable












                                             Page 1 of 10 pages

Item 5.  OTHER EVENTS.

     Transtech Industries, Inc. ("Transtech") and certain of its wholly-owned subsidiaries (Transtech and its subsidiaries referred herein as the "Company") have entered into a Settlement Agreement and Release (the "Settlement Agreement"), dated October 8, 2001, which when consummated, will settle the Company's claims against certain of its excess insurance carriers. Set forth below is a review of developments in the lawsuit and a summary of the terms of the Settlement Agreement.

Background

     In 1995, Transtech, and its wholly-owned subsidiaries Kin-Buc, Inc. and Filcrest Realty, Inc. commenced suit in the Superior Court of New Jersey, Middlesex County, entitled Transtech Industries, Inc. et. al v. Certain Underwriters at Lloyds et al., Docket No. MSX-L-10827-95, (the "Lloyds Suit") to obtain indemnification from its excess insurers who provided coverage during the period 1965 through 1986 against costs incurred in connection with the remediation of various sites in New Jersey. The defendant insurers included various London and London Market insurance companies, First State Insurance Company and International Insurance Company.

     During June 1999, the Company and First State Insurance Company entered into an agreement pursuant to which the Company agreed to accept $250,000 in satisfaction of its current and potential future claims with respect to environmental contamination as defined in such agreement. During July 2000, the Company and International Insurance Company entered into an agreement pursuant to which the Company agreed to accept $17,500 in satisfaction of its current and future environmental contamination claims.

     Some of the London and London Market insurance companies that participated in the policies held by the Company are insolvent. The estates of some of these insolvent insurers have sufficient assets to make a partial contribution toward claims filed by the Company. During August 1999 the Company received approximately $35,000 in satisfaction of its claims against the estate of an insolvent excess insurer.

     All of the policies of excess insurance issued by the defendant insurers cover Transtech, its present subsidiaries and former subsidiaries, some of which Transtech no longer controls. They also cover certain companies presently or formerly owned, controlled by or affiliated with Marvin H. Mahan, a former officer and director, and former majority shareholder of the Company.

     In October 1998, the Company entered into an agreement with Mr. Mahan and certain entities affiliated with him, including Inmar Associates, Inc. ("Inmar") and Tang Realty, Inc.("Tang"), (collectively, the "Mahan Interests") which resolved certain disputes and assigned to the Company all rights of the Mahan Interests, and certain other insured entities affiliated with the Mahan Interests, as insureds and claimants under excess insurance policies, including those policies which are the subject of this litigation.

     In 1988, Transtech, Inmar and Mr. Mahan were sued in a civil action in the United States District Court for the District of New Jersey entitled AT&T Technologies, Inc. et al. v. Transtech Industries, Inc. et al. v. Allstate Insurance Company et al. (the "AT&T Suit") by a group of generators of waste (the "AT&T Group") alleging, among other things, that the primary responsibility for the clean-up and remediation of a site located in Carlstadt, New Jersey (the "Carlstadt Site") rests with Transtech, Inmar and Mr. Mahan. Transtech is one of 43 respondents to a September 1990 Administrative Order of U. S. Environmental Protection Agency ("EPA") concerning the implementation of interim environmental remediation measures at the Carlstadt Site which is owned by Inmar and was operated by Transtech as a solvents recovery plant for approximately five years ending in 1970.

     In September 1995, the Court approved a settlement of the AT&T Suit among Transtech, Inmar, Mr. Mahan, the AT&T Group and other generators and transporters of waste handled at the Carlstadt Site who had contributed to the costs of the remediation of the site. Pursuant to such settlement, Transtech, Inmar and Mr. Mahan agreed to, among other things, assign their Carlstadt Site related insurance claims against excess insurers in exchange for a complete release from these parties of all liability arising from or on account of environmental contamination at the Carlstadt Site and the parties' remediation of the same. Notwithstanding such settlement, the Company may have liability in connection with the site to EPA for its costs of overseeing the remediation of the site, and to parties who had not contributed to the remediation at the time the settlement was approved but who may later do so. Subsequent to executing the September 1995 settlement, certain members of the AT&T Group conveyed their rights under such settlement to other members of the AT&T Group (the "Cooperating PRP Group"). During 1998, the Company and the Cooperating PRP Group agreed to cooperate in the pursuit of their respective excess insurance claims, and therefore, members of the Cooperating PRP Group are parties to this Settlement Agreement.

     The Company and the Cooperating PRP Group have agreed upon an allocation of the proceeds from the LLoyds Suite that, if the Settlement Agreement is consummated, shall provide the Company 52% of the proceeds, which the Company anticipates will approximate $13.0 million, plus all of the interest earned on both the Company's and Cooperating PRP Group's portion of the settlement proceeds while such proceeds are collected and held in escrow pending consummation of the settlement. In addition, the Company agreed to pursue non-settling excess insurers. The Cooperating PRP Group shall receive the first $250,000 that is collected from the non-settling excess insurers, net of attorney fees and expenses, and the Company shall retain the balance of amounts recovered, if any.

The Settlement

     The Settlement Agreement is among the Company, the Cooperating PRP Group and certain Underwriters at Lloyd's, London, and certain London Market Insurance Companies (the "London Market
Insurers")(the aforementioned parties being referred to hereinafter collectively as the "Parties").

     The Settlement Agreement is intended to be, by way of compromise, and without prejudice to or waiver of their respective positions in other matters, without further trial or adjudication of any issues of fact or law, and without the London Market Insurers' admission of liability or responsibility under the Subject Insurance Policies, a full and final settlement that releases and terminates all rights, obligations and liabilities of London Market Insurers, the Company and the Cooperating PRP Group with respect to the subject insurance policies, including but not limited to all rights, obligations and liabilities relating to environmental claims, without prejudice to their respective positions on policy wordings or any other issues in the Lloyds Suit, or any other action.

     Each of the London Market Insurers shall pay into an escrow account its respective, allocated share of the total settlement amount for the subject insurance policies (the "Settlement
Amount").    The Company and the Cooperating PRP Group, jointly and
not severally, shall have the right, but not the obligation, to rescind the Settlement Agreement if the London Market Insurers fail to comply with any of the following conditions: (1) within 60 days after the date of the Settlement Agreement, London Market Insurers shall have paid at least 29.4% of the Settlement Amount into an escrow account; and (2) within 120 days after the date of the Settlement Agreement the London Market Insurers shall have paid at least 84.7% of the Settlement Amount into such escrow account. The funds held in the escrow account will be released to the Company and the Cooperating PRP Group five days after the latter of the preceding conditions has been met.

     In the event that both the Company and the Cooperating PRP Group later agree that any individual London Market Insurer may make a payment lesser than its allocated share or may make its payment on terms which differ from the foregoing, then the Company and the Cooperating PRP Group shall offer the same payment terms to all other London Market Insurers.

       The obligations of the London Market Insurers under this Agreement are several, and not joint, and the Company and the Cooperating PRP Group agreed that no London Market Insurer shall be liable for any Settlement Amount allocable to any other London Market Insurer unless it has a contractual obligation to do so separate and apart from this Settlement Agreement.

     Upon the Company's and the Cooperating PRP Group's receipt of each London Market Insurer's allocated several share of the Settlement Amount, any and all rights, duties, responsibilities and obligations of such settling London Market Insurer created by or in connection with the subject insurance policies will be terminated. This release is intended to operate as though the London Market Insurers who pay their allocated several share of the settlement amount ("Settling London Market Insurer(s)") had never subscribed to the subject insurance policies.

     Upon the Company's and the Cooperating PRP Group's receipt of each Settling London Market Insurer's allocated several share of the Settlement Amount, the Company and the Cooperating PRP Group, severally, shall remise, release, covenant not to sue and forever discharge the following: (a) the Settling London Market Insurer ; and (b) each of that Settling London Market Insurers' present and former officers, directors, employees, partners, limited partners, shareholders, members, subsidiaries, affiliates, representatives, attorneys and agents in such capacity.

     The Settling London Market Insurers agreed to remise, release, covenant not to sue and forever discharge the Company and the Cooperating PRP Group, severally, with respect to any and all past, present or future claims, of any type whatsoever, against the Company and/or the Cooperating PRP Group relating in any way to or arising in any way from (i) any of the subject insurance policies, including but not limited to claims or demands for premiums, return premiums or retrospectively rated premiums, and (ii) any act, omission, representation, or conduct of any sort, if any, constituting bad faith, fraud, breach of fiduciary duty, breach of common law or statutory duty, or impairment of subrogation, contribution or other insurance rights or benefits. This release, however, shall not apply to any obligations of the Company or the Cooperating PRP Group under the Settlement Agreement.

     The Settling London Market Insurers also agreed to waive, remise, release and discharge any and all claims, past, present and future, known and unknown, they have or may have for contribution, subrogation, indemnity, equitable allocation, apportionment or other insurance against any other insurers of the Company or the Cooperating PRP Group who have waived, released and discharged or, in the future, waive, release and discharge the same claims against the Settling London Market Insurers.

     If the Company obtains a judgment against any insurer or other Person and such insurer or other Person obtains a judgment for contribution, subrogation, indemnity, equitable allocation, apportionment or on any other basis relating to the judgment the Company obtained against such other insurer or Person, against any of the Settling London Market Insurers based on or under the subject insurance policies, the Company will reduce the amount of the judgment that it obtains from such insurer or other Person by the amount of such insurer's or other Person's judgment against the Settling London Market Insurers in question. Such reductions shall thereby relieve those Settling London Market Insurers of their obligation to satisfy that judgment in favor of such other insurer or other Person.

     In the event of a settlement between the Company and any of its insurers or any other Person regarding the Company's environmental liabilities, if such insurer or other Person obtains a judgment based on or under the subject insurance policies, relating to the judgment the Company obtained against such other insurer or Person, against any of the Settling London Market Insurers in respect of such environmental liabilities, the Company will reduce the amount of the settlement that it obtains from such insurer or other Person by the amount of such insurer's or other Person's judgment against the Settling London Market Insurers in question.

      The Company agreed to indemnify and hold harmless each Settling London Market Insurer, for defense costs, settlements, and judgments arising under or in any way related to the subject
insurance policies.   The Company's obligations shall include all
claims, whether by way of direct action or otherwise, made by: (a) other insurers of the Company, (b) any Person claiming to be an insured or otherwise entitled to rights under the subject insurance policies; (c) any Person that has acquired claims from or been assigned the right to make a claim under the subject insurance policies (except for the Cooperating PRP Group); (d) any federal, state, or local government or any political subdivision, agency, department, board or instrumentality thereof.

     In the event any Cooperating PRP Group member fails to honor its indemnification obligations contained in the Settlement Agreement, the Company shall indemnify and hold harmless Settling London Market Insurers to the extent of such Cooperating PRP Group member's unfulfilled obligations. As a condition precedent to the Company's indemnification obligations, the Settling London Market Insurers shall act with reasonable diligence and good faith in taking action to enforce their indemnification rights against such Cooperating PRP Group member. Providing the Settling London Market Insurers have complied with the requirements of the foregoing sentence, the Company shall indemnify Settling London Market Insurers for their legal fees and costs incurred in pursuing indemnification from such Cooperating PRP Group member. Settling London Market Insurers shall assign to the Company all their rights to any uncollected amounts from such Cooperating PRP Group member.

Application of Proceeds

     In addition to the Company's assignment of its Carlstadt Site related claims to the AT&T Group, as discussed above, the Company also committed a portion of the proceeds, if any, net of certain adjustments, arising from this excess carrier litigation be paid to SCA Services Inc. ("SCA") in conjunction with the 1997 settlement of litigation related to the Kin-Buc Landfill and to legal counsel representing the Company in the excess carrier litigation, as discussed below. The Company believes its proceeds from the Settlement Agreement will be subject to federal and state income taxes.

     The Kin-Buc Landfill and certain neighboring areas are undergoing remediation under an Amended Unilateral Administrative Order issued by EPA in September 1990 and November 1992 to the Company and other responsible parties including SCA which is an affiliate of Waste Management, Inc. ("WMI"). In 1990, Transtech, Kin-Buc and Filcrest commenced a suit in the United States District Court for the District of New Jersey entitled Transtech Industries, Inc. et al. v. A&Z Septic Clean et al. against non-municipal generators and transporters of hazardous waste disposed of at the Kin-Buc Landfill for contribution towards the cost of remediating the Kin-Buc Landfill. On December 23, 1997, the Company entered into four agreements which settled this suit, earlier suits and derivative lawsuits all related to the allocation of costs of remediation. One of the December 23, 1997 agreements provided SCA's commitment to defend and indemnify the Company from all future liability for and in connection with the remediation of the site, including an area in the vicinity of the Kin-Buc Landfill known as Mound B. However, the Company remains a responsible party under the aforementioned Administrative Orders issued by EPA, and may incur administrative and legal costs complying with such Administrative Orders. In exchange, the Company agreed to, among other things, continue to prosecute the Lloyds Suit and to pay SCA a portion of the net Kin-Buc related recoveries of such suit, after allowances for specified legal fees and federal and state income tax obligations resulting from the audit of the Company's income tax returns for the years 1982 through 1992, up to a maximum of $3.5 million. An agreed upon amount, no greater than the maximum amount, will be held in an escrow account until the amount due to SCA, if any, is determined.

     The Company and counsel representing the Company in the LLoyd's Suit and certain other matters entered into an engagement agreement that contains as compensation both fixed and contingent fees. The amount of fees due is dependent in-part upon the outcome of the matters. The Company estimates that the amount of fees ultimately due, in total will approximate 10% of the Company's anticipated proceeds payable pursuant to the Settlement Agreement.

Other Obligations

     In addition to the specific allocations of the proceeds from the Settlement Agreement discussed above, the Company has other financial obligations previously disclosed in the Company's filings on Form 10-KSB and Form 10-QSB toward which proceeds will be applied. The Company faces significant short-term and long-term cash requirements for (i) federal and state income taxes and interest which have been assessed and are now due as discussed below, (ii) funding obligations and remediation costs associated with sites of past operations, and (iii) funding its professional and administrative costs.

     As discussed in detail in the Company's filings, the Company and the Internal Revenue Service (the "Service") have settled all of the issues before the US Tax Court regarding the Company's tax liability for the years 1980 through 1991, and the federal tax obligations stemming from the settlements have been assessed and are now due. The assessed tax obligation, estimated at approximately $3.9 million through June 30, 2001, exceeds the Company's currently liquid assets. In addition, the Company estimates that approximately $127,000 of state income tax are owed. State tax authorities may assert that penalties are owed in connection with the state tax liability arising from these settlements. The Company has filed an Offer in Compromise with the Service that requests a reduction in the amount due and permission to pay the reduced obligations in installments. Payment of the state tax liability and interest will be due when amended state tax returns are filed to reflect adjustments to previously reported income resulting from these settlements.

     The Company's past participation in the waste handling and disposal industries subjects the Company to future events or changes in environmental laws or regulations, which cannot be predicted at this time, that could result in material increases in remediation and closure costs, and other potential liabilities that may ultimately result in costs and liabilities in excess of its
available financial resources.   EPA is performing remediation at
the Piscataway, New Jersey site owned by Tang Realty, Inc. ("Tang"). Tang is a corporation controlled by Mr. Mahan. EPA is concerned that the statute of limitations on any claim EPA may have against Transtech with respect to the site may expire. Transtech agreed to enter into agreements to extend the statute of limitations in consideration for EPA's agreement to defer the filing of a claim against Transtech prior to the expiration of such statute of limitations. The most recent of such extensions expires November 21, 2001. During this period, EPA and Transtech are to continue discussions of any potential claims EPA may be contemplating against Transtech with respect to the site, and the amount of contribution EPA believes such claims may warrant toward EPA's estimated $2.9 million of unallocated remediation costs associated with the site. Pursuant to a 1988 agreement with Tang, in 1988, 1989 and 1990 Transtech spent approximately $4.3 million for the remediation of the site.

     Although the Company anticipates that the Settlement Agreement shall be consummated, the proceeds from such Settlement Agreement remaining after (i) payment of income taxes due on the proceeds, and (ii) an immediate payment of the full amount of the assessed tax obligation, may be insufficient to satisfy the Company's other obligations and meet its operating expenses as they come due. In addition, the Company cannot ascertain whether its remaining operations and funding sources will be adequate to satisfy its future cash requirements.

Press Release

     See the following press release dated October 10, 2001 announcing the Settlement Agreement.

        TRANSTECH INDUSTRIES, INC. ENTERS INTO AGREEMENT
                   TO SETTLE INSURANCE CLAIMS

     PISCATAWAY, N.J., October 10, 2001 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced that certain of its excess insurance carriers have executed an agreement to settle claims brought by Transtech and certain of its subsidiaries (the "Company"). The claims have been the subject of litigation commenced by the Company in 1995 seeking reimbursement for past remediation costs. Pursuant to the settlement each insurer participating in an underlying policy is severally responsible for its pro-rata share of the stipulated settlement amount. The settlement shall be consummated if at least 84.75% of the settlement amount is paid into escrow by February 4, 2002. The Company intends to pursue its claims against non-settling insurers. The settlement proceeds will be shared with a group of companies participating in the remediation of a site in Carlstadt, New Jersey (the "Carlstadt PRPs") in accordance with a 1995 agreement, as amended, that resolved litigation regarding the allocation of that site's remediation costs. The Company anticipates the settlement, if consummated, should provide the Company proceeds of approximately $13.0 million. The Company believes its proceeds will be subject to federal and state income taxes.

     The Company agreed, among other things, to release the settling insurers from their future obligations with respect to all policies issued to the Company. The Company also agreed to indemnify the settling insurers against claims made on such policies by other parties. However, if a claim is Carlstadt site related, the Company is obligated to indemnify only to the extent such indemnification is not first provided by the Carlstadt PRPs.

     As previously disclosed, the Company had committed to pay a portion of its settlement proceeds, up to a maximum of $3.5 million, pursuant to an agreed upon formula, to a party to the 1997 agreements that resolved litigation regarding the Kin-Buc Landfill. The amount of this obligation, if any, has yet to be determined. A portion of the proceeds is also due to counsel representing the Company in the excess insurers litigation and other matters.

     In addition, the Company faces significant cash requirements for its federal and state income tax obligations, operating expenses and remediation costs associated with sites of past operations. The Company has been assessed federal income taxes and interest totaling $4.0 million in conjunction with the resolution of issues before the US Tax Court. The Company has filed an Offer in Compromise with the Internal Revenue Service which requests the Service to reduce the obligation and accept payment in installments. The proceeds remaining after an immediate payment of the full tax obligations may be insufficient to satisfy the Company's other obligations and meet its operating expenses as they come due. In addition, the U.S. Environmental Protection Agency ("EPA") is investigating the Company's relationship to a site in Piscataway, New Jersey. EPA is seeking contribution toward $2.9 million of costs incurred for the site. The Company continues to pursue the sale of property held for sale, however, no assurance can be given that the timing or amount of the proceeds from such sources, and revenue generated by the Company's operations, will be sufficient to meet the cash requirements of the Company.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following : general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of the release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         TRANSTECH INDUSTRIES, INC.
                         (Registrant)


                         By: /s/ Andrew J. Mayer, Jr.
                            Andrew J. Mayer, Jr., Vice
                            President-Finance, Chief
                            Financial Officer and
                            Secretary

Dated:  October 16, 2001